Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350, AS CREATED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alabama National BanCorporation (“Alabama National”) on Form 10-Q for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John H. Holcomb, III, Chief Executive Officer of Alabama National, and William E. Matthews, V, Chief Financial Officer of Alabama National, each hereby certifies, pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Alabama National.

Dated: November 12, 2003

/s/ JOHN H. HOLCOMB, III

John H. Holcomb, III Chief Executive Officer

/s/ WILLIAM E. MATTHEWS, V

William E. Matthews, V Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of Alabama National, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to Alabama National and will be retained by Alabama National and furnished to the Securities and Exchange Commission or its staff upon request.

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